Property Sale and Purchase Contract

Party A: Hainan Zhonghe Pharmaceutical Co., Ltd. (hereinafter referred as “Party A”)

Party B: Hainan Real Estates Co., Ltd. (hereinafter referred as “Party B”)

This contract (hereinafter referred as “Contract”) is made by and between Parties in consideration of the property and based on the mutual covenants contained herein, whereby the both parties agree as follows:

Article I Through friendly negotiations, Party A desires to sell to Party B the blow properties:

1.1 The property which is located at Standard Unit 1, No.3 US Industrial county, Industrial Street, Haikou. The gross floor area of the property is 3,031 square meters, the transfer price is RMB1018 Yuan per squatter meter, the total amount is RMB3,085,558.00 Yuan.

1.2 The property which is located at Room 401, Unit 3, Building 1, Huaxia zhijia, Youmin Middle Road, Chengdu City. The construction area of the house is 67.5 square meters, the total amount is RMB 66,154.79 Yuan.

1.3 The property which is located at Building 9, Baishayuan, Wuxi Road, Haidian district, Haikou City. The construction area of the house is 292 square meters, the transfer price is RMB3500 Yuan per squatter meter, the total amount is RMB1,022,000 Yuan.

1.4 The property which is located at Floor 2 and Floor4, Multifunctional Building, Baishayuan, Wuxi Road, Haidian District, Haikou City. The construction area of the house is 584.23 square meters, the transfer price is RMB3500 Yuan per squatter meter, the total amount is RMB2,044,805.00 Yuan.

Article II Payment
Party B shall pay the total transfer amount completely within 90 days after the signature of this Contract.

Article III This Contract will come into effect immediately after it is signed by both parties, the property ownership rights will be regarded as being reserved by Party B and Party A shall not hold the ownership thereafter. Meanwhile Party B takes the historically remaining defects of the properties as acquiescence, and agrees to handle the relevant procedures on its own account provided that Party A assist actively in go through the formality till completion.

Article IV  Taxes and fees
The Transfer Price does not include taxes and fees incurred due to conveyancing which thereby are at Party B’s expense.

Article V  Default Responsibility

5.1 If Party B fails to pay Party A the transfer amount specified in Article II within fixed time, Party A may lay a interest equivalent to 0.05% of penalty which is charged daily.

5.2 If Party A fails to actively assist Party B go through the formality and causes failure in conducting Property Ownership Certificate and User right Transfer certification, Party A must pay Party B a penalty equivalent to 5% of transfer amount.

Article VI  This Contract takes effect on the date signed by both parties.

Article VI  This Contract is in two copies for either party.

The Seller: Hainan Zhonghe Pharmaceutical Co., Ltd.

Legal representative (or Authorized agent) signature:

The Buyer:  Hainan Xike Real Estates Co., Ltd.

Legal representative (or Authorized agent) signature:

                   This Contract is singed in Haikou City on October 6, 2008